Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AND

SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of January 25, 2012 (this “Amendment”), relating to the Revolving Credit and Security Agreement referenced below, is by and among SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation (the “Company”), ACCVENT LLC, a Florida limited liability company (“Accvent”), FORZA POWER TECHNOLOGIES LLC, a Florida limited liability company (“Forza”), KLIP XTREME LLC, a Florida limited liability company (“KLIP”) and NEXXT SOLUTIONS LLC, a Florida limited liability company (“Nexxt” – hereinafter the Company, Accvent, Forza, KLIP and Nexxt may be referred to collectively as the “Borrowers”), the Lenders identified on the signature pages hereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, the “Agent”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been extended to the Borrowers pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of July 25, 2011 (as amended and modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders identified therein, and PNC Bank, National Association, as agent for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the requested modification requires the approval of the Required Lenders;

WHEREAS, the Required Lenders have agreed to the requested modification on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended as set forth below:

(a) The following new definition of “Fx Line” is added to Section 1.2 in correct alphabetical order:

“ “Fx Line” shall mean the obligations of certain non-borrower Affiliates of the Company to PNC pursuant to that certain ISDA Master Agreement dated as of January 25, 2012.”

(b) The definition of “Maximum Revolving Advance Amount” in Section 1.2 is amended to read as follows:

“ “Maximum Revolving Advance Amount” shall mean $50,000,000.”

(c) Section 2.1(a)(y)(ii) is amended to read as follows:

“(ii) up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), (B) 90% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its reasonable discretion exercised in good faith to be updated on an annual basis) or (C) $25,000,000 in the aggregate at any one time of which no more than $2,000,000 shall constitute in-transit inventory, minus”.

(d) Section 3.3(b) is amended to read as follows:

“(b) Facility Fee.

Borrowers shall pay to Agent a fee for the ratable benefit of Lenders in an amount equal to 0.375% per annum multiplied by the amount by which the Maximum Revolving Advance Amount exceeds the average daily unpaid balance of the Revolving Advances plus the aggregate amount of any outstanding Letters of Credit that are available to be drawn during each calendar quarter. Such fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.”

(e) Section 3.4(a) is amended to read as follows:

“(a) Collateral Evaluation Fee.

Borrowers shall pay Agent a collateral evaluation fee equal to $1,200 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.”

(f) Section 7.3 is amended to read as follows:

“7.3. Guarantees.

Become liable upon the obligations or liabilities of any Person by assumption, endorsement or Guaranty thereof or otherwise (other than to Lenders) except (a) guarantees made in the Ordinary Course of Business up to an aggregate amount of $100,000, (b) the endorsement of checks in the Ordinary Course of Business and (c) the guaranty by the Company of the Fx Line.”

2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the execution of this Amendment by the Borrowers, the Required Lenders and the Agent;

(b) the execution of the Amended, Restated and Substituted Revolving Credit Note by the Borrowers;

(c) the execution of an Affirmation of Guaranty by Intcomex, Inc. and Intcomex Holdings, LLC; and

(d) receipt by the Agent of a $100,000 amendment fee.

3. Representations and Warranties. Each Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

4. Acknowledgments, Affirmations and Agreements. Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Credit Agreement and the Other Documents.

5. Loan Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

6. Expenses. The Borrowers agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of Florida.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation

	By:	/s/ Michael Shalom
	Name:	Michael Shalom
	Title:	Vice President

ACCVENT LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

FORZA POWER TECHNOLOGIES LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

KLIP XTREME LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

NEXXT SOLUTIONS LLC, a Florida limited liability company

By:	/s/ Naftali Mizrachi
Name:	Naftali Mizrachi
Title:	Manager

AGENT:	PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent

	By:	/s/ John Stanescki
	Name:	John Stanescki
	Title:	SVP

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ John Stanescki
	Name:	John Stanescki
	Title:	SVP